UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 2024

STAGEWISE STRATEGIES CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-275731	61-2108075
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

Friedrichstr. 114A, 10117, Berlin, Germany,

+1413-3076199, office@stagewise.net

(Address, including Zip Code, and Telephone Number,

including Area Code, of Registrant's Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/a	N/a	N/a

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accountant standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Directors and Officers - Yuliia Zaporozhan

On November 21, 2024, Yuliia Zaporozhan, a member of the Board of Directors of the Stagewise Strategies Corp. (the “Company”) notified the Company of her intention to resign from her positions as President, Director, Secretary, and CEO of the Company, effective November 21, 2024. Ms. Zaporozhan’s (the “Former Officer”) resignation was not the result of any disagreements with management or Board of Directors of the Company.

(b) Appointment of Directors and Officers - Victor Balan

On November 21, 2024, the Company appointed Victor Balan, who was previously serving as Director and Treasurer, to fill the vacancies created by the resignation of the Former Officer. Effective immediately, Victor Balan will assume the roles of President, Secretary, CEO, and will continue to serve as Director and Treasurer.

(c) Appointment of Independent Directors - Marcelo Ramon Alarcon Martinez

On November 21, 2024, the Board of Directors, decided to appoint Marcelo Ramon Alarcon Martinez as an Independent Director of the Company.

The business background descriptions of the newly appointed Independent Director is as follows:

Mr. Alarcon Martinez holds a Master’s degree in Electromechanical Engineering with a focus on Electronics from Universidad Catolica - Campus Alto Parana, Paraguay. During his studies, Mr. Alarcon Martinez worked as a Junior Engineer at CIE S.A., assisting with integrating electrical systems into commercial and industrial projects. From 2017 to 2021, Mr. Alarcon Martinez worked as an SEO Specialist at Tigo Paraguay, one of the leading telecommunications and digital services providers in the country. From 2021 to 2024, Mr. Alarcon Martinez held the position of Digital Marketing Director at Clever Global, based in Madrid, Spain, a company providing technological and outsourcing services specializing in the control process.

On November 21, 2024, the Company declared Mr. Alarcon Martinez elected as independent director.

There are no family relationships between our new director and our current director. There have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which our new officer had or will have a direct or indirect material interest. There is no material plan, contract or arrangement (whether or not written) to which our new director is a party or in which he participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Dated: November 22, 2024

STAGEWISE STRATEGIES CORP.

By:	s/ Victor Balan
Name:	Victor Balan
Title:	President, Director, Treasurer, Secretary, Principal Executive, Financial and Accounting Officer